EXHIBIT 99.1

                                      PROXY

                       FIRST HOGANSVILLE BANKSHARES, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints John R. Hines, Jr. and ___________________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of First Hogansville Bankshares, Inc. ("Hogansville"), a Georgia corporation, which the undersigned would be entitled to vote if personally present at the special meeting of Hogansville stockholders to be held at the main office of The Citizens Bank located at 111 High Street, Hogansville, Georgia 30230, on [Wednesday, September 15,] 1999, at 2:00 p.m., local time, and at any adjournment or postponement thereof upon the proposals described in the proxy statement/prospectus and the notice of the special meeting of stockholders, dated _____________, 1999, the receipt of which is acknowledged in the manner specified below.

1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of June 1, 1999, by and between FLAG Financial Corporation and Hogansville pursuant to which (i) Hogansville will merge with and into FLAG, and (ii) each share of the $10.00 par value common stock of Hogansville issued and outstanding at the effective time of the Merger will be exchanged for 6.08466 shares of $1.00 par value common stock of FLAG.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

2. In the discretion of the proxies to vote on such other matters as may properly come before the special meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

     Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                         DATED:_________________________ , 1999


                                         _______________________________________
                                                        Signature

                                         _______________________________________
                                                 Signature if held jointly


     THIS  PROXY  IS  SOLICITED  BY  THE  BOARD  OF  DIRECTORS  OF   HOGANSVILLE
BANKSHARES, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

              I _____will _____will not attend the special meeting.